As filed with the Securities and Exchange Commission on  December 7, 2015

Registration No. 333-203373

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

To

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

My Cloudz, Inc.
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

7374

(Primary Standard Industrial Classification Code Number)

36-4797193

(I.R.S. Employer Identification Number)

430/23 Moo 12

Nongprue, Banglamung

Chonburi 20150 Thailand

66-090-124-4220

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

112 North Curry Street

Carson City, Nevada 89703

(775) 882-1013

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

The Law Office of Timothy S. Orr, PLLC

4328 West Hiawatha Dr., STE 101

Spokane, WA 99208

(509) 462.2926 (direct phone)

(509) 769.0303 (direct fax)

tim@jcapital.org

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered [3]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common	4,000,000	$0.05 [1]	$200,000	$23.24 [2]

[1] No exchange or over-the-counter market exists for My Cloudz, Inc. common stock. The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2] Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended "Securities Act" (Estimated for the sole purpose of calculating the registration fee).

[3] Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

We are an "Emerging Growth Company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act"), and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors, beginning on page 7.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED ______________________, 2015

PRELIMINARY PROSPECTUS

My Cloudz, Inc.

Up to 4,000,000 Share of Common Stock

We are selling up to 4,000,000 shares of our common stock, par value $0.001 per share. Prior to this Offering, no public market has existed for the common stock of My Cloudz, Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board ("OTCBB"), operated by FINRA (Financial Industry Regulatory Authority). There is no assurance that the Shares will ever be quoted on the OTCBB. To be quoted on the OTCBB, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

The offering is being made on a self-underwritten, "best efforts" basis. The shares will be sold on our behalf by our President, Sommay Vongsa. He will not receive any commissions or proceeds for selling the shares on our behalf. There is no minimum number of shares required to be purchased by each investor.

All of the shares being registered for sale hereby will be sold at a price per share of $0.05 for the duration of the offering. Assuming all shares being offered are sold, we will receive $200,000 in gross proceeds. There is no minimum amount we are required to raise from this offering and any funds received will be immediately available to us; the funds raised under this offering will not be held in trust or in any escrow or similar account.

There is no guarantee that this offering will successfully raise enough funds to institute our business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

Shares Offered by the Company	Price to the Public	Selling Agent Commissions	Proceeds to the Company
Per Share	$0.05	Not applicable	$0.05
Minimum Purchase	None	Not applicable	Not applicable
Total (4,000,000 shares)	$200,000	Not applicable	$200,000

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$50,000	$100,000	$150,000	$200,000

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The shares being offered by this prospectus will be offered for a period not to exceed twelve months from the original effective date of this prospectus.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012. An emerging growth company could be capable of taking advantage of several exceptions. See page 6 for a discussion of these exceptions.

The Company is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents.

An investment in our common stock involves a high degree of risk. We urge you to read carefully the "Risk Factors" section beginning on page 9, where we describe specific risks associated with an investment inMy Cloudz, Inc. and these securities, before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______, 2015.

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
FORWARD-LOOKING STATEMENTS	5
RISK FACTORS	9
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	16
DILUTION	16
PLAN OF DISTRIBUTION	19
DESCRIPTION OF SECURITIES	22
INTERESTS OF NAMED EXPERTS AND COUNSEL	21
DESCRIPTION OF BUSINESS	22
AVAILABLE INFORMATION	26
LEGAL PROCEEDINGS	26
EXECUTIVE COMPENSATION	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	32
INDEX TO THE FINANCIAL STATEMENTS	F-1

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of this offering. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus or in the documents incorporated by reference into this prospectus or included as exhibits to the registration statement that contains this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under "Risk Factors" and the financial statements and other information attached to this prospectus, before making an investment decision.

All references in this prospectus to "MCI," "we," "us," "our," "the Company" or "our Company" refer to My Cloudz, Inc.

Our Company

My Cloudz, Inc. was incorporated in the State of Nevada as a for-profit Company on July 31, 2014. We intend to provide an on-line interface service for consumers to efficiently and effectively maintain, store and retrieve personal records and information through cloud computing. The Company has not yet implemented its business model and to date has generated no revenues. Neither the Company's management nor any affiliates of the Company or its management have previously been involved in the management or ownership of a development stage company.

Since becoming incorporated, My Cloudz, Inc. has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations nor has the Company any plans nor does any of its stockholders have any plans to merge into an operating company, to enter into a change of control or similar transaction or to change our management. Neither management nor the Company's shareholders have plans or intentions to be acquired. My Cloudz, Inc. is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

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Risks and Uncertainties Facing the Company

The Company has a limited operating history and may experience losses in the near term. We are dependent on sales of our equity securities to meet our cash requirements for the future proposed expansion of our business operations. As of  August 31, 2015, we had an accumulated deficit of $18,090. Management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business. One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and increase operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it anticipates from its clients. Third, in order to expand, the Company will need to continue implementing effective sales and marketing strategies to reach and forge new business relationships. The Company has devised its initial sales, marketing and advertising strategies, however, the Company will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Moreover, the above assumes that the Company's services are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

Risk Factors

An investment in the shares of our common stock involves a high degree of risk and may not be an appropriate investment for persons who cannot afford to lose their entire investment. For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled "Risk Factors" beginning on page 6 of this prospectus.

Being an Emerging Growth Company

MCI is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. We have no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the company. The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

An issuer remains an emerging growth company until the earliest of:

The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;

The last day of the fiscal year following the fifth anniversary of its initial public offering date;

The date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

The date on which it is deemed to be a "large accelerated filer", as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

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Moreover, because we are a shell company, we are not entitled to file registration statements on Form S-8, which is typically used to register stock that is offered to employees and consultants via benefit or incentive plans. As a result, we may have difficulties attracting qualified employees and consultants because we are not able to compensate them in the same fashion that non-shell companies can.  Being a shell company, there are enhanced reporting requirements imposed on us: when reporting an event that causes us to cease being a shell company, we have to file with the Commission the same type of information that it would be required to file to register a class of securities under the Securities Exchange Act of 1934. These restrictions and requirements will likely have a negative impact on our ability to attract additional capital.

An emerging growth company could be capable of taking advantage of several exceptions, such as:

Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the "say-on-pay", "say-on-pay frequency" and "say-on-golden parachute" requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

Pay-versus-Performance. Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act.

CEO Pay Ratio Disclosure. Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

Compensation Disclosures. Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

Financial Statement Requirements. Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth company. Similarly, an emerging growth company need only present its Management's Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an "issuer", as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a nonpublic company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

Internal Control over Financial Reporting. Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer's registered public accounting firm. Currently, this requirement is only applicable to "accelerated filers" and "large accelerated filers" as defined in Rule 12b-2 promulgated under the Exchange Act.

PCAOB Rules. The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor's report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

The exemptions listed above could be available to the Company, but we have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country.

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The Offering

We are offering a total of up to 4,000,000 shares of our common stock. For a complete description of the terms and conditions of our common stock, you are referred to the section in this prospectus entitled "Description of Securities."

Shares of Common Stock offered	4,000,000

Shares of Common Stock outstanding before the offering(1)	5,000,000

Shares of Common Stock outstanding after the offering(2)(3)	9,000,000

(1)

Prior to this offering, the Company's sole officer and director owns 100% of the outstanding shares of the Company and if all 4,000,000 shares are sold, he will own over 55.5% after this offering is completed. As a result, he will have control of the Company.

(2)	The shares being offered by this prospectus will be offered for a period not to exceed twelve months from the original effective date of this prospectus.

(3)

There is no public market for the common shares. The price per share is $0.05. My Cloudz, Inc. may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if My Cloudz, Inc. common stock is quoted or granted listing, a market for the common shares may not develop

Use of Proceeds

We expect to use the proceeds that we receive from the sale of securities offered hereby to cover the costs associated with this offering estimated at $11,400 and for the initial funding of our business development and for general working capital purposes. See the section herein entitled "Use of Proceeds" for more information. As of the date of this prospectus, we have generated no revenues from our business operations.

Our officer and director has committed to lend funds (up to $30,000) to the company for the next twelve months to cover expenses to maintain the reporting status current with the SEC, if necessary. Mr. Vongsa is willing to lend the full amount of these funds to the Company as the expenses are incurred, if no other proceeds are available to the Company and if the amount raised through this offering is not enough to cover such expenses. However, there is no contract in place or written agreement with Mr. Vongsa and the funds expressed in the above verbal commitment, would be in the form of a non-secured loan and would have no interest and no fixed repayment date.

Principal Office, Telephone Number and Internet Address

Our business office is located at 430/23 Moo 12 Nongprue, Banglamung Chonburi 20150 Thailand- Phone 66-090-124-4220. Our website is currently under development.

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Summary Financial Information

To date the Company has generated no revenues from its business operations and has incurred accumulated operating losses since inception of $18,090. For the period ended August 31, 2015, the Company had a working capital deficit of $14,523. As of August 31, 2015, the Company has received $13,717 of cash provided by financing activities. The amounts due to the related party are expected to be repaid and considered a current liability.

The Company's capitalization is 200,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued. As of August 31, 2015, the Company has not granted any stock options and has not recorded any stock-based compensation. On November 10, 2014, the Company issued 5,000,000 common shares at $0.001 per share to the sole director and President of the Company for cash proceeds of $5,000.

RISK FACTORS

The purchase of shares of our common stock is very speculative and involves a very high degree of risk. An investment in our Company is suitable only for the persons who can afford the loss of their entire investment. Accordingly, investors should carefully consider the following risk factors, as well as other information set forth herein, in making an investment decision with respect to our securities.

Risks Relating to Our Business

We are a development stage company and have a limited history of operations, making an evaluation of us extremely difficult. At this stage, even with our good faith efforts, there is nothing on which to base an assumption that we will become profitable or generate any significant amount of revenues.

We have only a limited operating history on which you can evaluate our business, financial condition and operating results. We have not yet recognized revenues from our operations, and since our inception we have incurred significant operating losses and negative cash flows. We have been focused on organizational, start-up activities and business plan development since we incorporated. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our product, the level of our competition and our ability to attract and maintain key management and employees. If we cannot achieve operating profitability, we may not be able to meet our working capital requirements, which will have a material adverse effect on our operating results and financial condition.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

The report of our independent auditors dated November 27 , 2015 on our financial statements for the period ended  August 31, 2015  included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern. Our auditors' doubts are based on our incurring significant losses from operations and our working capital deficit position. Our ability to continue as a going concern will be determined by our ability to obtain additional funding in the short term to enable us to realize the commercialization of our planned business operations. Our financial statements do not include any adjustments that might result from the outcome of this uncertain.

The Company intends to develop its business by using "free cloud storage" accounts from third party providers; however, the Company cannot provide any guarantee or assurance that the use of these accounts will not violate the terms of service agreements with the related cloud storage providers.

The Company cannot provide any guarantee or assurance that the proposed use of third party free cloud storage accounts will not violate the terms of service agreements with the cloud storage providers. If the Company is unable to use these accounts the business would fail and any investment made into the Company would be lost in its entirety. Moreover, the Company may be subject to legal claims by the third party cloud provider(s) in the future based upon the use of the third party accounts by the Company, any such legal claim could materially impact the Company and cause business failure.

The Company plans to develop its business by allowing its users to manage and aggregate their own online storage subscriptions (both paid for and free cloud storage accounts) from third party providers; however, the Company cannot provide any guarantee or assurance that the Company's customers' use of these accounts will not violate the terms of service agreements with the related cloud storage providers. Each third party provider will have its own End User License Agreement ("EULA").

The Company cannot provide any guarantee or assurance that the proposed uses of third party free cloud or paid for storage accounts by its customers will not violate the third party EULA. If the Company's customers are unable to use these accounts the business would fail and any investment made into the Company would be lost in its entirety.

Investors must be aware that the Company has not researched the legality of all uses of its proposed software nor has it contacted any third party cloud providers in regards to its proposed business plan.  Moreover, the Company may be subject to legal claims by the third party cloud provider(s) in the future, based upon the use of the third party accounts by the Company, any such legal claim could materially impact the Company and cause business failure and complete loss of any investment made into the Company.

We are an "emerging growth company" under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

If less than 25% of the shares offered in this registration statement are sold, we will need further investments in order to develop our business

We believe we will need proceeds from the sale of at least 25 % of the shares offered in order to implement our plan of operation and file SEC reports. If less than 25% of the shares offered in this registration statement are sold, we will most likely need further funding in order to develop our business. There are no guarantees that we will be able to sell enough shares or if we will find other source of funding for our operations. Investors are at risk of losing all their investment.

We anticipate operating expenses will increase prior to earning revenue and we may never achieve profits.

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the Company will have costs related to: (i) market research (ii) website development cost, (iii) marketing, (iv) administrative expenses and (v) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our product will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these costs, there is a high probability that our business can fail, which will result in the loss of your entire investment.

We will require immediate financing in order to implement our business plan. In the event we are unable to acquire financing, we may not be able to implement our business plan resulting in a loss of your investment.

We require immediate financing to put our anticipated business into action.  Our officer and director has committed to lend funds (up to $30,000) to the company for the next twelve months to cover expenses to maintain the reporting status current with the SEC, if necessary. Mr. Vongsa is willing to lend the full amount of these funds to the Company as the expenses are incurred, if no other proceeds are available to the Company and if the amount raised through this offering is not enough to cover such expenses. However, there is no contract in place or written agreement with Mr. Vongsa and the funds expressed in the above verbal commitment, would be in the form of a non-secured loan and would have no interest and no fixed repayment date.

Moreover, to fully implement our business plan, we will require substantial additional funding following this offering. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations.  Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

If we do not secure additional funds beyond the proceeds committed to be lent by Mr. Vongsa, the Company will fail and any investment made into the Company will be lost in its entirety.

The proceeds ($30,000) that Mr. Vongsa has committed to lend the Company will merely allow the Company to continue for an estimated period of up to August 31, 2016. These funds are anticipated to be used by the Company to complete the registration statement process, and if and when, the registration statement becomes effective pay for the anticipated reporting expenses associated with being a reporting company. The Company will require additional capital resources in order to begin operations as described in the "Use of Proceeds" and "Plan of Operation" section(s) below. If the Company cannot obtain adequate additional funding the business would fail and any investment made into the Company would be completely lost. Moreover, the Company cannot provide any assurance or guarantee that it will be successful in obtaining additional funding.

The loss or unavailability to the Company of Mr. Vongsa's services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Mr. Vongsa, our President and sole Director. It would be difficult to replace Mr. Vongsa at such an early stage of development. The loss by or unavailability to us of Mr. Vongsa's services would have an adverse effect on our business, operations and prospects. In the event that we are unable to locate or employ personnel to replace Mr. Vongsa, we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Current management's lack of experience in operating a public company could impact your return on investment, if any.

As a result of our reliance on Mr. Vongsa, and his lack of experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Vongsa intends to hire personnel in the future, when sufficiently capitalized, who would have the experience required to manage our Company. Such management is not anticipated until the occurrence of future financing. Until such a future offering occurs, and until such management is in place, we are reliant upon Mr. Vongsa to make the appropriate management decisions.

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Legal issues may arise relating to trademark infringement, security concerns and sharing of proprietary data resources, which may prevent us from developing our anticipated business and negatively impact our future profits.

Cloud computing is a relatively new marketplace as such certain legal issues may arise in the future that may have a material impact on the our anticipated business such as trademark infringement, security concerns relating to the storage of individual's data and sharing of proprietary data resources to name a few. Unforeseen legal issues may impact us in the future and may limit or prevent us from making a profit, which in turn may result in a complete loss of any investment made into the Company.

Our officers and directors are entitled to indemnification and limitation of liability under Nevada law.

Our officer(s) and director(s) are required to exercise good faith and high integrity in the management of our affairs. Nevada law allows that our officer(s) and director(s) to have no personal liability to us or our stockholders for damages for any breach of duty owed to us or our stockholders, unless they breached their duty of loyalty, did not act in good faith, knowingly violated a law, or received an improper personal benefit.

Because we do not have an escrow account or trust account for our investor's subscriptions, if we file for bankruptcy protection or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of promotional products.

These risk factors, individually or occurring together, would have a substantially negative effect on our business and would likely cause it to fail.

We may be unable to comply with disclosure controls and procedures necessary to make required public filings.

We currently have no full-time employees other than our President, although we intend to add personnel following this offering. Given our limited personnel, we may be unable to maintain effective controls to insure that we are able to make all required public filings in a timely manner. If we are successful in having our common stock listed on a stock exchange or quotation service, and if we do not make all public filings in a timely manner, our shares of common stock may be delisted and we could also be subject to regulatory action and/or lawsuits by stockholders.

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Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act Of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. We expect these costs to be approximately $12,500 per year. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which would materially impact our overall business and result in loss of investor confidence. If the Company is unable to maintain its status as a reporting company it would materially impact the ability of the Company to raise funds and would likely result in a complete loss of any investment made into the Company.

Our officer and director has committed to lend funds (up to $30,000) to the company for the next twelve months to cover expenses to maintain the reporting status current with the SEC, if necessary. Mr. Vongsa is willing to lend the full amount of these funds to the Company as the expenses are incurred, if no other proceeds are available to the Company and if the amount raised through this offering is not enough to cover such expenses. However, there is no contract in place or written agreement with Mr. Vongsa and the funds expressed in the above verbal commitment, would be in the form of a non-secured loan and would have no interest and no fixed repayment date.

Because our sole officer and director resides abroad, shareholders may have difficulties enforcing their legal rights under United States securities laws.

Since our sole officer and director resides in Thailand, shareholders may have difficulties enforcing their legal rights under United States securities laws. Therefore, if any event which would request his personal presence in the United States, including judgment or legal matters concerning him for instance, it may be difficult to get him at the needed time. This may lead to delays, unforeseen situations and lack of investors' trust in our sole officer and director. Such matters could have a significant negative effect on the success of our business.

Because our management has no technical training and no experience in the cloud computing industry our business activities, earnings and ultimate financial success could be irreparably harmed.

Our management has no technical training and experience with cloud computing. With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches to cloud computing companies commonly use. Consequently, our activities, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in the industry.

Risks Related To This Offering

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

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Because our Company is a shell company there are restrictions imposed upon the transferability of unregistered shares and the use of Form S-8, which will likely have a negative impact on our ability to attract additional capital.

MCI is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i).

Moreover, because we are a shell company, we are not entitled to file registration statements on Form S-8, which is typically used to register stock that is offered to employees and consultants via benefit or incentive plans. As a result, we may have difficulties attracting qualified employees and consultants because we are not able to compensate them in the same fashion that non-shell companies can.  Being a shell company, there are enhanced reporting requirements imposed on us: when reporting an event that causes us to cease being a shell company, we have to file with the Commission the same type of information that it would be required to file to register a class of securities under the Securities Exchange Act of 1934. These restrictions and requirements will likely have a negative impact on our ability to attract additional capital.

NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

At present, the company's President owns 100% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, our President will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part sale of our company and it may affect the market price of our common stock.

The Company is not fully reporting under the Exchange Act and thus information about the company may be limited.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company but only subject to the reporting obligations imposed by Section 15(d) of the Exchange Act. This severely limits the information and regulatory oversight to which we will be subject. For example, we will not be subject to the proxy rules under Section 14 of the Exchange Act, prohibition of short-swing profits under Section 16 of the Exchange Act, and beneficial ownership reporting requirements of Section 13(d) & (g) of the Exchange Act. Additionally, given the number of shareholders in our company, there are statutory provisions that may result in the automatic termination of any periodic reporting responsibilities in the event that we have less than 300 shareholders after the year that our registration statement becomes effective.

Risks Related to the Company's Market and Strategy

The Market For Cloud Computing Services is Evolving and may Not Continue to Develop or Grow Rapidly Enough for us to Become Consistently Profitable.

The cloud computing commerce market is still evolving and currently growing at a rapid rate. We believe future growth in the electronic commerce market will be driven by the cost, ease-of-use and quality of products and services offered to consumers and businesses. In order to consistently increase and maintain our profitability, consumers and businesses must continue to adopt our services.

The Company's anticipated services would be new, which may fail to find public acceptance.

The services to be provided by the Company are newly developed and have just begun to be offered on a commercial basis. It is possible that once released, the Company's services will not find acceptance among its potential users of the product, third parties intending to distribute or resell the Company's services, or the customers of such third parties.

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Competition in the cloud computing industry is intense, and we have limited financial and personnel resources with which to compete.

Competition in the cloud computing industry is intense. Numerous companies headquartered throughout the world compete for consumer and users on a global basis. We are an insignificant participant in the cloud computing industry due to our limited financial and personnel resources. We presently operate with a sole employee, and anticipate that we will compete with other companies in our industry to hire additional qualified personnel which will be required to successfully operate our Company. We may be unable to attract the necessary investment capital or personnel to fully develop our marketing and business plan. Consequently, our revenues, operations and financial condition could be materially adversely affected.

Security and privacy breaches in our electronic information storage system may damage customer relations and inhibit our growth.

The secure transmission of confidential information over public networks is a critical element of the Company's operations. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments could result in a compromise of the technology or other algorithms used to protect client transaction and other data, which could materially adversely affect our business, financial condition and results of operations. If we are unable to protect, or consumers perceive that we are unable to protect, the security and privacy of our electronic transactions, our growth and the growth of the electronic commerce market in general could be materially adversely affected. A security or privacy breach may cause our customers to lose confidence in our services, deter consumers from using our services, harm our reputation, expose us to liability, increase our expenses from potential remediation costs; and decrease market acceptance of electronic commerce transactions.

While we believe that we utilize designs with appropriate data security and integrity, there can be no assurance that our use of these applications will be sufficient to address changing market conditions or the security and privacy concerns of existing and potential subscribers.

Our proposed business depends substantially on customers signing-up, renewing, upgrading and expanding their subscriptions for our services.

Lack of subscribers and any decline in our customer renewals, upgrades and expansions would harm our future operating results. We plan to sell our application pursuant to service agreements that are generally one year in length. Our customers will have no obligation to renew their subscriptions after their subscription period expires, and they may not renew their subscriptions at the same or higher levels. Moreover, under specific circumstances, our customers have the right to cancel their service agreements before they expire. Our customers' renewal rates may decline or fluctuate because of several factors, including their satisfaction or dissatisfaction with our services, the prices of our services, the prices of services offered by our competitors or reductions in our customers' spending levels due to the macroeconomic environment or other factors. If we cannot get customers and if our customers do not renew their subscriptions for our services, renew on less favorable terms, or do not purchase additional functionality or subscriptions, our revenue may grow more slowly than expected or decline and our profitability and gross margin may be harmed.

We may become liable to our customers and lose customers if we have defects or disruptions in our service or if we provide poor service.

Because we plan to deliver our application as a service, errors or defects in software applications underlying our service, or a failure of our hosting infrastructure, may make our service unavailable to our potential customers. Since our customers will use our service to manage and store critical aspects of their personal records and business documents, any errors, defects, disruptions in service or other performance problems with our service, whether in connection with the day-to-day operations, upgrades or otherwise, could damage our customers'. If we have any errors, defects, disruptions in service or other performance problems with our suite, customers could elect not to renew, or delay or withhold payment to us, we could lose future sales or customers may make warranty claims against us and create costly litigation circumstances.

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A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. The offering is being conducted on a "best efforts' basis and the offering scenarios that follow are for illustrative purposes only. The actual amount of proceeds, if any, may differ. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$50,000	$100,000	$150,000	$200,000
Less: OFFERING EXPENSES
Legal & Accounting	$8,000	$8,000	$8,000	$8,000
Printing	$400	$400	$400	$400
Transfer Agent	$3,000	$3,000	$3,000	$3,000
TOTAL OFFERING EXPENSES:	$11,400	$11,400	$11,400	$11,400
NET PROCEEDS	$38,600	$88,600	$138,600	$188,600
Less: GENERAL BUSINESS DEVELOPMENT
Business travel expenses	$3,000	$5,000	$8,000	$10,000
Office supplies and expenses	$550	$1,300	$3,050	$4,300
Market research	$2,500	$7,000	$9,000	$10,000
Computer hardware	$4,000	$8,000	$9,000	$10,000
Server Farm Rental	$3,000	$3,500	$5,000	$6,000
TOTAL REMAINING PROCEEDS:	$13,050	$24,800	$34,050	$40,300

Less: SOFTWARE DEVELOPMENT
Software Development	$13,550	$35,500	$71,250	$110,000

TOTAL REMAINING PROCEEDS:	$13,550	$35,500	$71,250	$110,000

Less: SALES & MARKETING
Logo development:	$3,000	$5,500	$7,000	$10,000
Website Development	$2,500	$5,000	$5,000	$5,000
Web hosting	$500	$500	$500	$500
Online Advertising	$6,000	$17,300	$20,800	$22,800

TOTAL REMAINING PROCEEDS:	$12,000	$28,300	$33,300	$38,300

TOTAL REMAINING PROCEEDS:	$0	$0	$0	$0
TOTAL USE OF PROCEEDS:	$50,000	$100,000	$150,000	$200,000

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DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by MCI and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares Among the factors considered were:

✓	Our cash requirements;
✓	The proceeds to be raised by the offering;
✓	Our lack of operating history; and
✓	The amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing shareholder.

Our common stock is not listed on a public exchange. We intend to apply for quotation on the OTCBB. We cannot provide any assurance or guarantee that the Company will ever achieve a listing on the OTCBB or obtain any listing at all. If we are unable to get a listing investors in our common stock would likely not be able to ever sell their stock.

DILUTION

The price of the current offering is fixed at $0.05 per share. This price is significantly greater than the price paid by the Company's sole officer and director for common equity since the Company's inception on July 31, 2014. The Company's sole officer and director paid $0.001 per share, a difference of $0.049 per share lower than the share price in this offering. Anyone investing in the Company's common stock through this Offering will immediately have significant dilution of their common stock. Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

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Existing Stockholders if all of the Shares are Sold
Price per share	$0.05
Post offering net tangible book value	$182,243
Potential gain to existing shareholders	$200,000
Net tangible book value per share after offering	$0.0202
Increase to present stockholders in net tangible book value per share after offering	$0.0190
Capital contributions by purchasers of shares	$200,000
Capital Contributions by existing stockholders	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholders	5,000,000
Existing Stockholders Percentage of ownership after offering	55.56%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.05
Post offering net tangible book value	$182,243
Increase in net tangible book value per share after offering	$0.0215
Dilution per share	$0.0298
Capital contributions by purchasers of shares	$200,000
Capital contributions by existing stock holders	$5,000
Percentage capital contributions by purchasers of shares	98%
Percentage capital contributions by existing stockholders	3%
Anticipated net offering proceeds	$182,243
Number of shares after offering held by public investors	4,000,000
Total shares issued and outstanding	9,000,000
Purchasers of shares percentage of ownership after offering	44.44%
Existing stockholders percentage of owner ship after offering	55.56%

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Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.05
Post offering net tangible book value	$132,243
Post offering net tangible book value per share	$0.0165
Pre-offering net tangible book value per share	$(0.0013)
Increase in net tangible book value per share after offering	$0.0153
Dilution per share	$0.0335
Capital contributions by purchasers of shares	$150,000
Capital contributions by existing stock holders	$5,000
Percentage capital contributions by purchasers of shares	97%
Percentage capital contributions by existing stockholders	3%
Anticipated net offering proceeds	$138,600
Number of shares after offering held by public investors	3,000,000
Total shares issued and outstanding	8,000,000
Purchasers of shares percentage of ownership after offering	38%
Existing stockholders percentage of ownership after offering	63%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.05
Post offering net tangible book value	$82,243
Post offering net tangible book value per share	$0.0117
Pre-offering net tangible book value per share	$(0.0013)
Increase in net tangible book value per share after offering	$0.0105
Dilution per share	$0.0383
Capital contributions by purchasers of shares	$100,000
Capital contributions by existing share holders	$5,000
Percentage capital contributions by purchasers of shares	95%
Percentage capital contributions by existing stock holders	5%
Anticipated net offering proceeds	$88,600
Number of shares after offering held by public investors	2,000,000
Total shares issued and outstanding	7,000,000
Purchasers of shares percentage of ownership after offering	28.57%
Existing stockholders percentage of ownership after offering	71.43%

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Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.05
Post offering net tangible book value	$32,243
Post offering net tangible book value per share	$0.0054
Pre-offering net tangible book value per share	$(0.0013)
Increase in net tangible book value per share after offering	$0.0041
Dilution per share	$0.0446
Capital contributions by purchasers of shares	$50,000
Capital contributions by existing share holders	$5,000
Percentage capital contributions by purchasers of shares	91%
Percentage capital contributions by existing stock holders	9%
Anticipated net offering proceeds	$38,600
Number of shares after offering held by public investors	1,000,000
Total shares issued and outstanding	6,000,000
Purchasers of shares percentage of ownership after offering	16.67%
Existing stockholders percentage of ownership after offering	83.33%

Plan of Distribution

5,000,000 common shares are issued and outstanding as of the date of this prospectus to our sole officer and director. The Company is registering an additional 4,000,000 shares of its common stock at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

The Company will receive all proceeds from the sale of those shares. The price per share is fixed at $0.05 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.05 for the duration of this offering.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.05 per share

Mr. Vongsa, resides in Thailand and plans to make offers for the sale of the commons stock in Thailand, Laos, and the United States.

The offering will conclude on the earlier of; (1) when all 5,000,000 shares of common stock have been sold, or (2) 12 months after this registration statement becomes effective with the Securities and Exchange Commission. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which MCI has complied.

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In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

In connection with the Company's selling efforts in the offering, Sommay Vongsa our sole officer and director will be selling shares on the Company's behalf. Our sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Vongsa is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Vongsa will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Vongsa is not, nor has she been within the past 12 months, a broker or dealer, and he is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Vongsa will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Vongsa will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). MCI will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Description of Securities to be Registered

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 44.44% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

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Anti-Takeover Provisions

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, MCI will act as its own transfer agent.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statements have been audited by Anton and Chia LLP, 3501 Jamboree Road, Suite 540 Newport Beach, CA 92660, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

The Law Office of Timothy S. Orr, PLLC, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

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Information with Respect to the Registrant

DESCRIPTION OF BUSINESS

Business Development

On July 31, 2014 Mr. Sommay Vongsa, president and sole director incorporated the Company in the State of Nevada and established a fiscal year end of August 31. MCI intends to market and sell its planned secure online data storage through its intended website initially in the United States of America; the Company has registered offices located at 112 North Curry Street Carson City, Nevada 89703. This address is also the agent for service address for the Company.

The Company has an office provided at no charge by Mr. Vongsa in Thailand; 430/23 Moo 12 Nongprue, Banglamung Chonburi 20150 Thailand, the Company's initial operations are being conducted from Thailand by Mr. Vongsa.

The Company has not yet implemented its business model and to date has generated no revenues. It is the Company's intention to provide its customers with a software program to management and aggregate individual cloud storage services that will appear and act as one large drive to the user. The user need know or care where or how their data is distributed across multiple storage platforms, but can rest assured there data will be safe and secure. Other features the MCI program will have is it will encrypt all data prior to uploading to the cloud and it will not have a file size restriction as many current providers do.

Currently MCI has identified 5 service providers whose aggregated free cloud storage could provide a MCI user with 57 gigabytes of free cloud storage to be managed by your application available for $9.99.

MCI intends to develop and deliver a computer software program for Windows, MAC, OSI and Android systems that will allow its customers to aggregate and managed multiple Cloud Storage accounts as one. Using the application the user may sign up for multiple free or paid for Cloud Storage accounts from Cloud Storage providers such as Microsoft, Apple, Dropbox and others. Users of our application could sign up for as much as 57 gigabytes of free cloud storage using multiple services but have them treated as one single drive on their desktop or mobile device. Our application sells for $9.99 and be available from our website, the Apps Store and Google's store. Not only will our application manage and consolidate multiple Cloud Storage accounts but it will also offer a higher level of security currently available, most Cloud Storage provider encrypt a user's files once they reach the cloud but transfer those files across the Internet unencrypted. The MCI application will encrypt a user's file on the local device prior to uploading them to the Cloud.

We intend to market our services on the Internet. We have three planned phases to our operations over the next twelve months. The business activities and related expenses in each phase will be affected by the proceeds from sales of shares in this offering received by the Company as discussed below.

Plan of Operation

Over the 12-month period starting upon the effective date of this registration statement, our company must raise capital to introduce its planned products and start its sales. We intend to raise the capital by investors investing in our startup company. We intend to market our services on the Internet. We have three planned phases to our operations over the next twelve months. The business activities and related expenses in each phase will be affected by the proceeds from sales of shares in this offering received by the Company as discussed below.

The Company has not yet implemented its business model and to date has generated no revenues.

It is the Company's intention to provide its customers with a large amount (50 plus gigabytes) of free cloud storage and security features available in the market today.

Over the next twelve months, the Company plans to introduce software with several different features:

1)	A software application that will manage and amalgamate multiple cloud storage services so they appear and act like a single drive on your desktop or mobile device.

2)	A secure data backup service using the highest levels of encryption algorithms that will encrypt data on the local device before it is storage; and

3)	Eliminate any file size restriction for upload to the web as long as the user has enough total cloud storage available for the file.

22

Within the first quarter the company will hire a company or individual to create MCI's website, the Company anticipate the website will be complete 180 days after this prospectus becomes effective. The Company anticipates the cost of website development to be $5,000.

Within the first quarter the company will apply for the free licenses to use the identified Cloud Storage providers API (Applied programming Interface). The API provided for free by Companies such as Microsoft, Google and other Cloud Service Providers allows My Cloudz application to upload storage and download files onto their cloud servers. Other than the president's time to fill out the API software developers request forms and submit them there are no hard cost associated with this step.

Within 180 days of this prospectus being approved the company intends to hire a third party company or individual to begin writing the company's application, the development work will happen in four phases with 4 product releases. (MCI is considering contract programmers in India, Russia, China and Serbia; however, as of the date of this prospectus has not engaged any programmers).

The first anticipated product will be for a Windows compatible machine that will allow the encryption and storage of users files across multiple cloud storage services provider with a capability of over 50 gigabytes of cloud storage. The initial product will only allow for the manual uploading and restoring of files and will be used as an emergency backup system. MCI anticipates the product will be released with 360 days of this prospectus being approved and should cost $30,000.00.

The next product to be released will be the Cloudz application for Apple desktops, MCI anticipates this development to start within 30 days of the Windows development and to be completed within 360 to 390 days after this prospectus becomes effective. MCI anticipates it will cost approximately 25,000 for development.

The next development project will be for the iPad and iPhone OSI systems. The Company anticipates these applications to be developed within 270 days of this prospectus being approved and have budgeted $20,000 for these applications. With the large number of applications developers and the vast amount of developer tools available the cost to develop applications has dropped dramatically in the past 3 years.

The last product development to commence development will be the Android application the company anticipates this application development will begin 360 days after this prospectus becomes effective and will cost approximately $20,000.00.

Once the Company has written applications for the four major operating systems that allow manual file backup and retrieval the Company intends to add additional features to each platform. These additional features would include automatic backup syncing, as soon as a user modifies a file in the MyCloudz folder it will automatically be encrypted and sent to the Cloud. File sharing, allowing a user to share specific Cloud stored files with other users.

In the event the Company sells 25% of the shares offered, the Company intends to scale back its planned software development to providing a secure data backup service only thereby reducing its anticipated software development expense to $13,550. In addition, the Company will reduce its planned business travel expense to $3,000; scale back the purchase of its computer hardware to $4,000 and reduce planned market research expense to $2,500. Office supplies expense will be reduced to $550 and the required server farm rental will be reduced to $3,000. Logo development expense will be reduced to $3,000; website development will be reduced to $2,500; online advertising expense will be reduced to $6,000 thereby reducing total sales and marketing expenses to $12,000 (see Use of Proceeds, page 14).

23

In the event the Company sells 50% of the shares offered, the Company intends to scale back its planned software development to providing a secure data backup service and multiple layers of passwords allowing various layers of access to limited amounts of data only thereby reducing its anticipated software development expense to $35,500. In addition, the Company will reduce its planned business travel expense to $5,000; scale back the purchase of its computer hardware to $8,000 and reduce planned market research expense to $7,000. Office supplies expense will be reduced to $1,300 and the required server farm rental will be reduced to $3,500. Logo development expense will be reduced to $5,500; website development will be reduced to $5,000; online advertising expense will be reduced to $17,300 thereby reducing total sales and marketing expenses to $28,300 (see Use of Proceeds, page 14).

In the event the Company sells 75% of the shares offered, the Company intends to scale back its planned software development to providing a secure data backup service, multiple layers of passwords allowing various layers of access to a limited amounts of data and a military grade data purge of all data associated with that password thereby reducing its anticipated software development expense to $71,250. In addition, the Company will reduce its planned business travel expense to $8,000; scale back the purchase of its computer hardware to $9,000 and reduce planned market research expense to $9,000. Office supplies expense will be reduced to $3,050 and the required server farm rental will be reduced to $5,000. Logo development expense will be reduced to $7,000; online advertising expense will be reduced to $20,800 thereby reducing total sales and marketing expenses to $33,300 (see Use of Proceeds, page 14).

The Market Opportunity

The Company's management believes that the established Cloud Storage providers in the short term will offer more and more free storage and soon a user will be able to aggregate over 100 gigabytes of free storage. Moreover, management believes the high school, college and university Students who are generally thrifty and tech savvy will make up the Company's initial target market.

Description of our Product

MCI intends to provide secure online storage in the cloud. We intend to have our first feature of our intended software to be online backup services that is protected by highest levels of encryption algorithms as well as ghosting and spoofing techniques of internet IP addresses making it virtually impossible to track.

Our second feature will be to have multiple layers of passwords allowing various layers of access to a limited amount of data.

Our third feature we intend to have in our software is if you used the same login with another password it would cause a military grade data purge of all data associated with that password.

Our fourth planned feature may include the opportunity to dispatch help such as the local police should someone be forced to reveal sensitive data against their will. For example a password could give access to non-critical data but at the same time that password could cause the system to dispatch police to a specific location.

24

Marketing

Our marketing strategy will be strictly using electronic media for both product delivery and marketing. Our products for the Mac Computer and Windows Computer will be available for download from our website while the applications for the iPhone and iPad will be available for download from Apple's App Store and our product supporting Android devices will be available from Google Play.

We use traditional e-marketing techniques such as Cloud Chat Rooms and contacting people who blog about Cloud Storage, non-spam email campaigns, purchasing Google Ad words, utilizing Twitter, messaging and other social media outlets.

The Company feels that students in high school and universities would be our first target group; they are generally tech savvy, budget conscious and can be a major influence in a product going viral.

The Company once it has its product offering being desktop and mobile would begin a messaging and email campaign directed at students.

In addition, we will offer prospective customers a referral incentive whereby they can earn 3 additional free months if they refer a customer that signs up for online storage. We do not intend to profit from the first phase of our marketing strategy. We intend only to drive traffic and make people aware of our online presence.

In the third phase of our marketing campaign intend to engage an online marketing company that we would pay to drive traffic to our site; this will last for 90 days after which we believe we will be well enough known to start getting in subscriptions for our services. We do not intend to profit from our initial marketing campaign to generate initial web site traffic. Once we have obtained steady sales traffic on our site (estimated to take 120 days following the closing of this offering), we will initiate the second stage of our strategy. The combined cost of logo development and website development is approximately $62,000. The Company anticipates that within 150 days of this offering the Company's BETA web site and initial product offering will be launched

For the second phase of our marketing strategy, we intend to enhance and improve our website by making it both easier to use and to introduce additional services. Total cost of web site development is estimated at $5,000, we intend to increase our planned logo development to $7,000 for the year. We plan to further develop name awareness by submitting our website to search engines at an estimated cost of $20,800.

The third phase of our strategy is to extend our brand awareness by expanding our marketing efforts we intend to increase our logo development to $10,000 and increase our estimated online advertising cost to $22,800.

Competitive Advantages

Software development contractors from South Africa, India or China will be contracted to design our intended software and we will utilize the most cost effective one. Utilizing contractors means that we can offer a finished software product for a better cost to value ratio.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to aggressively assert our rights under trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

25

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of data storage. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Employees and Employment Agreements

As the date of this prospectus, MCI has no permanent staff other than its sole officer and director, Mr. Sommay Vongsa, who is the President and director of the Company. Mr. Sommay Vongsa has the flexibility to work on MCI up to 20 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, the Company will hire an independent consultant to build the site.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part there of.

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15 (d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room or visiting the SEC's Internet website (see "Available Information" above).

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatening.

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MY CLOUDZ, INC.

FINANCIAL STATEMENTS

As of and for the year ended August 31, 2015

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

My Cloudz, Inc.

112 North Curry Street

Carson City, Nevada 89703-4934

We have audited the accompanying balance sheets of My Cloudz, Inc. (the "Company") as of August 31, 2015 and August 31, 2014 and the related statements of operations, changes in stockholders' deficit, and cash flows for the year ended August 31, 2015 and for the period from inception (July 31, 2014) to August 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2015 and 2014 and the results of its operations, changes in its stockholders' deficit, and its cash flows for the year ended August 31, 2015 and for the period from inception (July 31, 2014) to August 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has recurring losses from operations and net capital deficiency. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

November 27, 2015

F-2

MY CLOUDZ, INC.

BALANCE SHEETS

	August 31, 2015	August 31, 2014

ASSETS

CURRENT ASSETS
Cash in escrow	$587	$2,643

TOTAL ASSETS	$587	$2,643

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	-	1,250
Due to related party (Note 4)	13,677	4,960

TOTAL LIABILITIES	13,677	6,210

STOCKHOLDERS' DEFICIT
Common Stock
Authorized 200,000,000 shares of common stock, $0.001 par value, Issued and outstanding 5,000,000 shares of common stock as of August 31, 2015 and nil as of August 31, 2014	5,000	-
Accumulated deficit	(18,090)	(3,567)

TOTAL STOCKHOLDERS' DEFICIT	(13,090)	(3,567)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$587	$2,643

The accompanying notes are an integral part of these financial statements.

F-3

MY CLOUDZ, INC.

STATEMENTS OF OPERATIONS

	For the year ended August 31, 2015	From inception (July 31, 2014) to August 31, 2014

REVENUE	$-	$-

EXPENSES
Office and general	$2,766	$2,317
Professional fees	11,757	1,250

TOTAL EXPENSES	(14,523)	(3,567)

NET LOSS	(14,523)	(3,567)

BASIC NET LOSS PER COMMON SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF BASIC COMMON SHARES OUTSTANDING – BASIC	4,041,096	0

The accompanying notes are an integral part of these financial statements.

F-4

MY CLOUDZ, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE PERIOD FROM JULY 31, 2014 (INCEPTION) TO AUGUST 31, 2015

	Common Stock		Accumulated
	Number of shares	Amount	Deficit	Total

Balance, July 31, 2014 (inception)	-	-	-	-

Net loss	-	-	(3,567)	(3,567)

Balance, August 31, 2014	-	-	(3,567)	(3,567)

Shares issued for cash	5,000,000	5,000	-	5,000

Net loss	-	-	(14,523)	(14,523)

Balance, August 31, 2015	5,000,000	$5,000	$(18,090)	$(13,090)

The accompanying notes are an integral part of these financial statements.

F-5

MY CLOUDZ, INC.

STATEMENTS OF CASH FLOWS

	Year ended August 31, 2015	From July 31, 2014 (date of inception) to August 31, 2014

OPERATING ACTIVITIES
Net loss for the period	$(14,523)	$(3,567)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities
Decrease in accounts payable	(1,250)	1,250
(Incease) decrease in cash in escrow	2,056	(2,643)
NET CASH USED IN OPERATING ACTIVITIES	(13,717)	(4,960)

FINANCING ACTIVITIES
Proceeds on sale of common stock	5,000	-
Proceeds from related parties	8,717	4,960

NET CASH PROVIDED BY FINANCING ACTIVITIES	13,717	4,960

NET INCREASE (DECREASE) IN CASH	-	-

CASH, BEGINNING OF PERIOD	-	-

CASH, END OF PERIOD	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:

Cash paid during the period for:
Interest	$-	$-

Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

MY CLOUDZ, INC. NOTES TO FINANCIAL STATEMENTS AUGUST 31, 2015

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

My Cloudz, Inc. was incorporated in the State of Nevada as a for-profit Company on July 31, 2014 and established a fiscal year end of August 31. The Company intends to market and sell its planned online data storage through its intended website.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $18,090. As at August 31, 2015, the Company has a working capital deficit of $13,090. The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of August 31, 2015 the Company has funded initial expensed through advances from the president. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial statements present the balance sheets and statements of operations, changes in stockholders' deficit and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Comprehensive Loss

"Reporting Comprehensive Income" establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of August 31, 2015, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash

The Company does not have a bank account. As of August 31, 2015 the Company had $587 held in an escrow account with Highland Escrow Trust and Real Estate Services Co. Ltd. The Company did not have cash equivalents as of August 31, 2015.

Financial Instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair value of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Loss per Common Share

The basic loss per share is calculated by dividing the Company's net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company's net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year.

F-7

MY CLOUDZ, INC. NOTES TO CONDENSED FINANCIAL STATEMENTS AUGUST 31, 2015

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – CAPITAL STOCK

The Company's capitalization is 200,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On November 10, 2014, the Company issued 5,000,000 common shares at $0.001 per share to the sole director and president of the Company for cash proceeds of $5,000.

As of August 31, 2015, the Company has no stock incentive plan in place.

NOTE 4 – RELATED PARTY TRANSACTIONS

As of August 31, 2015, the Company's outstanding related party advances balance is $13,677 (August 31, 2014 - $4,960). The amounts are due to the Company's President and are non-interest bearing, unsecured, expected to be repaid and considered a current liability. The payment is due on 30 days advance notice.

NOTE 5 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company's income tax expense as reported is as follows:

	August 31, 2015	August 31, 2014

Net loss before income taxes	$(18,090)	$(3,567)
Income tax rate	34%	34%
Income tax recovery	(6,151)	(1,213)
Non-deductible	--	-
Valuation allowance change	6,151	1,213

Provision for income taxes	$–	$–

F-8

MY CLOUDZ, INC. NOTES TO CONDENSED FINANCIAL STATEMENTS AUGUST 31, 2015

The significant components of deferred income tax assets at August 31, 2015 and 2014 are as follows:

	August 31, 2015	August 31, 2014
Net operating loss carry-forward	$7,364	$1,213
Valuation allowance	(7,364)	(1,213)

Net deferred income tax asset	$–	$–

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of August 31, 2015 and 2014, the Company has no unrecognized income tax benefits. The Company's policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the years ended August 31, 2015 and 2014 no interest or penalties have been accrued as of August 31, 2015 and 2014. As of August 31, 2015 and 2014, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2014 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

F-9

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Results of Operations

For the period from inception (July 31, 2014) through August 31, 2015, we had no revenue. Net cash used for expenses for this period totaled $9,041.

Capital Resources and Liquidity

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

As of August 31, 2015, we had $587  in cash in escrow. As of the date of this registration statement, the current funds available to the Company will not be sufficient to fund the expenses related to this offering, continue maintaining a reporting status. The Company's sole officer and director, Mr. Sommay Vongsa has indicated that he may be willing to provide a maximum of $30,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place.

In the offering scenarios presented in the Section titled "Use of Proceeds" the Company feels that it will have sufficient funds to fund the expenses related to this offering however the Company may be unable to fully launch its planned business activities for the next twelve months unless 100% of the shares are sold. In the event that 25% of the shares are sold, for the next twelve months the Company plans to reduce its planned business activities to the introduction of a single feature in our software thereby minimizing the expenses for business travel, computer hardware, market research; logo design and software development. In the event that 50% of the shares are sold, for the next twelve months the Company will introduce two features to our soft ware thereby increasing its expenses for business travel, logo design; hard ware and software design as well as increasing marketing.. In the event that 75% of the shares are sold, for the next twelve months the Company will introduce three features to our software thereby increasing its expenses for business travel, hard ware, logo design; software design, server farm rentals.

In the event that 100% of the shares are sold, for the next twelve months the Company believes it have sufficient funds to fully launch its planned business activities. During the third phase of our Plan of Operations, the Company believes it will generate sales. We expect that revenue will be generated within 300 days following the closing of this offering. Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our Plan of Operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

27

We do not anticipate researching and releasing any further features to our software; nor do we foresee the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Off-balance sheet arrangements

Other than the above described situation, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company's financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)

Sommay Vongsa	22	President, Secretary, Treasurer, and Director.

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience: Mr. Vongsa is a citizen of Laos and attended high school in Champassak, Laos. From 2009 to 2013 Mr. Vongsa worked as a Service Manager at a popular restaurant in Laos. From 2013 to the present Mr. Vongsa serves as an Estate Manager and Executive Assistant for a prominent Thai businessman.

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Director Independence

Our board of directors is currently composed of one member, Sommay Vongsa, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

Conflicts of Interest

At the present time, the company does not foresee any direct conflict between Mr. Vongsa' other business interests and his involvement in MCI.

EXECUTIVE COMPENSATION

MCI has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception through August 31, 2015.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Sommay Vongsa President	2014 2015	0	0	0	0	0	0	0	0

We have not paid any salaries since the inception of the Company. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

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Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of August 31, 2015

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Sommay Vongsa	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of the Company has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. MCI may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

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Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (July 31, 2014) through August 31, 2015.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Sommay Vongsa	0	0	0	0	0	0	0

At this time, MCI has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address Beneficial Owner [1]	Amount and Nature of Beneficial Owner	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Sommay Vongsa [2]	5,000,000	100%	55.56%	62.5%	71.43%	83.33%

	All Officers and Directors as a Group (1 person)	5,000,000	100%	55.56%	62.5%	71.43%	83.33%

______________

[1]

The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Vongsa is the only "promoter" of our company.

[2]

Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group and includes shares that could be obtained by the named individual within the next 60 days.

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Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue to control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 10, 2014, we issued a total of 5,000,000 shares of common stock to Mr. Sommay Vongsa, our sole officer and director, for total cash consideration of $5,000. The Company considered these securities as "Founders" shares. Mr. Sommay Vongsa purchased his shares at par value being $0.001 per share, considerably lower than the $0.05 cents per share in this offering. This offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

Our sole officer and director provides office space at no charge to the Company. As of August 31, 2015, Mr. Vongsa has paid expenses on behalf of the Company in the amount of approximately $18,090. The amount due to Mr. Vongsa is unsecured, non-interest bearing, payable on demand with no written terms of repayment. Mr. Vongsa, has no written agreement for payment of the monies provided to the Company related to the start-up costs; however, Mr. Vongsa and the Company are accounting for these expenses, and if and when, the Company begins to generate revenues the Company plans to provide formal written repayment of the monies. At this time, due to the fact of the uncertainties of the Company's ability to generate revenues there is no formal agreement other than the loan will be non-interest bearing and payable on demand.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

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PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the company, are as follows:

Legal and Accounting/Filing Fee	$8,000
Printing	$400
Transfer Agent	$3,000
TOTAL	$11,400

Indemnification of Directors and Officers

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against its liability under the Securities Act. The Nevada Revised Statutes allow a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of the Registrant may be indemnified against any cost, loss, or expense arising out of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

MCI is authorized to issue up to 200,000,000 shares of common stock with a par value of $0.001. The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

Since inception, the Company has sold the following securities, which were not registered under the Securities Act of 1933, as amended:

On November 10, 2014 we issued 5,000,000 shares of common stock to Sommay Vongsa, our sole officer and director, for total consideration of $5,000 ($0.001 per share). The offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

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We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

Exhibits and Financial Statement Schedules

Exhibit No.	Document Description
3(i)	Articles of Incorporation**
3(ii)	By-laws**
5	Opinion re: legality*
10.4	Subscription Agreement*
23.1	Consent of Certified Public Accountants

* Previously filed on Form S-1, April 13, 2015.

** Previously filed on Form S-1/A, May 29, 2015.

Undertakings

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(a)	include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decreasein volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high-end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

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2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remainuns old at the termination of the offering.

4.

That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuanttoRule 424 (Section 230.424 of this chapter);

(a)	(ii) any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(b)	(iii) the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(c)	(iv) any other communication that is an offer in the offering made by us to the purchaser.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nongprue, Banglamung Thailand, on this 7th day of December, 2015.

My Cloudz, Inc.

Date: December 7, 2015	By:	/s/ Sommay Vongsa
Sommay Vongsa
President and Director Principal Executive Officer
Principal Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Date: December 7, 2015	By:	/s/ Sommay Vongsa
Sommay Vongsa
President and Director Principal Executive Officer
Principal Financial Officer Principal Accounting Officer

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